UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 24, 2017 athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Arsenal Street, Watertown, MA 02472
(Address of principal executive office, including zip code)

Registrant’s telephone number, including area code: 617-402-1000
________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, athenahealth, Inc. (the “Company”) announced that Marc A. Levine will join the Company on December 15, 2017 as an Executive Vice President and will become the Company’s Chief Financial Officer and Treasurer, effective January 2, 2018. John A. “Jack” Kane will step down as Interim Chief Financial Officer as of January 2, 2018, and will continue to serve as a member of the Board of Directors of the Company.

From November 2013 until December 2017, Mr. Levine, 57, served as the executive vice president and chief financial officer of JDA Software Group, Inc., a privately-held supply chain provider of software and SaaS solutions (“JDA”), where he was responsible for the finance and accounting, legal, workplace, purchasing and information technology activities for the company. Prior to joining JDA, Mr. Levine spent 25 years in a variety of senior financial leadership roles with Hewlett Packard Company (“HP”). From May 2012 until October 2013, he served as HP’s senior vice president and corporate controller. Prior to that, he served as senior vice president of finance and chief operating officer for HP’s Enterprise Services Business segment from April 2010 until May 2012. In this role, Mr. Levine drove financial and operational support to the business providing insights into performance, opportunities and risks. Additionally, he led disciplined execution of the daily operations as well as transformational and governance model initiatives. From December 2006 until April 2010, Mr. Levine served as vice president of finance for HP’s Enterprise Business segment, where he led all financial activities for the enterprise storage and servers, software and services businesses. Mr. Levine also spent six years in the Asia-Pacific region, including serving as general manager of Southeast Asia for HP’s medical products business. Mr. Levine received his bachelor’s degree from Emory University and his master of business administration degree from the University of Connecticut School of Management.

On November 24, 2017, the Company and Mr. Levine entered into an employment agreement (the “Employment Agreement”), pursuant to which Mr. Levine will work for the Company on a full-time basis and will receive an annual base salary of $550,000. Mr. Levine will also be eligible to receive an annual cash bonus beginning with fiscal year 2018 and an annual long-term equity incentive award beginning with fiscal year 2019, with the actual amounts of such bonus and equity awards to be based on individual and Company performance. Mr. Levine’s target bonus amount for fiscal year 2018 will be equal to 70% of his eligible earnings, and the target grant date value of his equity award for fiscal year 2019 will be equal to 400% of his base salary. In addition, Mr. Levine will receive a one-time sign-on bonus of $800,000, which will be repayable by him in full if he voluntarily terminates his employment at any time within the 12-month period immediately following his first day of employment. Mr. Levine will also receive a one-time equity award granted under the Company’s 2007 Stock Option and Incentive Plan, as amended and restated, equal to the number of restricted stock units (“RSUs”) closest in value to $3,700,000 on his employment start date (the “Grant Date”), as determined by dividing $3,700,000 by the closing market value of the Company’s common stock on the Grant Date, rounded down to the nearest whole RSU (the “Sign-on RSUs”). The Sign-on RSUs will vest 25% on each anniversary of the Grant Date over a four-year period. In the event a “Change in Control,” as that term is defined in the Company’s Change in Control Severance Plan for Certain U.S. Officers and Executives, effective October 23, 2017 occurs, all then unvested Sign-on RSUs, if any, shall immediately vest. Mr. Levine will also enter into the Company’s standard form of indemnification agreement for its directors and officers, effective December 15, 2017.

Except for the arrangements described in this Current Report on Form 8-K, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Mr. Levine has a direct or indirect material interest. There are no family relationships between Mr. Levine and any of the Company’s directors or executive officers.

The foregoing summary of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
†10.1	Employment Agreement by and between the Registrant and Marc A. Levine, dated November 24, 2017.
99.1	Press release issued by athenahealth, Inc. on November 27, 2017, furnished herewith.

† Indicates a management contract or any compensatory plan, contract, or arrangement.

EXHIBIT INDEX

Exhibit No.	Description
†10.1	Employment Agreement by and between the Registrant and Marc A. Levine, dated November 24, 2017.
99.1	Press release issued by athenahealth, Inc. on November 27, 2017, furnished herewith.

† Indicates a management contract or any compensatory plan, contract, or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc.
(Registrant)
November 27, 2017	/s/ Dan Haley
Dan Haley
Senior Vice President, Chief Legal and Administrative Officer